UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009 (August 3, 2009)

Zandaria Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-127389	Applied for
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 292 West Palm Beach, FL	33411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 228-6148

2300 Palm Beach Lakes Boulevard, Suite 218, West Palm Beach, FL 33409

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

The  purpose of this  current  report on Form 8-K is to report a change in the Company’s auditors.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On August 3, 2009, Pollard-Kelley Auditing Services, Inc. Resigned as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the August 3, 2009, resignation as the Company's independent auditors, there were no disagreements with Pollard-Kelley Auditing Services, Inc. with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-K.

Pollard-Kelley’s audit opinion for the last two years contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern.

On August 3, 2009, the Company retained Hamilton, PC as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years or any subsequent  interim period prior to engaging Hamilton, PC, the Company, or someone on the Company's behalf, had not consulted Hamilton, PC regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

The Company’s Board of Directors approved the change of auditors pursuant to Item 304(a)(1)(iii) of Regulation S-K.

On August 31, 2009, the Company provided  Pollard-Kelley Auditing Services, Inc. with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating  that it  agreed  with the  statements  made  herein or the reasons why it disagreed.

ITEM 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

Exhibit 16.1	Pollard-Kelley Auditing Services, Inc. letter regarding change of accountants

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Zandaria Ventures, Inc.
A Nevada Corporation

(Registrant)

By:   /s/ Jason Smart
Jason Smart, CEO, CFO, Chairman

Date:  September 1, 2009